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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


             THE KNOT REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS


Profitability Represents a Company Milestone

NEW YORK, NY (August 13, 2003) - The Knot, Inc. (OTCBB: KNOT.OB, www.theknot.com), the nation's leading wedding resource, today reported financial results for its second quarter ended June 30, 2003.

SECOND QUARTER 2003 RESULTS
The Knot reported net revenues of $10.1 million for the second quarter of 2003, an increase of 23% from net revenues of $8.3 million for the comparable prior year quarter. National and local online advertising revenues increased by just over 100% while merchandise revenue rose by 19% over the prior year period. The continued growth in these revenue sources more than offset a decline in publishing revenue.

The Knot reported income for the second quarter of 2003 of $772,000, or $0.04 per basic and diluted share, as compared to a net loss of $1.1 million, or $0.06 per basic and diluted share, in the second quarter 2002. Total operating expenses for the second quarter were $6.1 million, a 6% decrease from the comparable prior year period.

"Our achievement of profitability in the second quarter was a milestone for the Company," said David Liu, CEO of The Knot. "Having attained this goal, we seek to continue to build our existing revenue streams while exploring new revenue opportunities in bridal and complementary markets."

For the six months ended June 30, 2003, The Knot reported net revenues of $18.8 million and net income of $576,000, or $0.03 per basic and diluted share, compared to net revenues of $14.4 million and a net loss of $3.6 million, or $0.20 per basic and diluted share, for the comparable prior year period.

As of June 30, 2003, The Knot's cumulative membership totaled over 4.1 million, a 38% increase over the approximately 3 million members at the end of June 2002. The Knot also reported over 76 million average monthly page views on its Web site in the second quarter 2003, which is more than 50% greater than the nearly 50 million average monthly page views recorded for the comparable 2002 period.

THE KNOT'S RECENT HIGHLIGHTS
During the second quarter of 2003, The Knot continued to expand its core online services for to-be-weds and enhance its leadership position in the bridal market.

In June 2003, The Knot announced and launched its partnership with Evite (www.evite.com), the leading free online event planning service, to create one of the Web's most convenient event-planning tools. Through The Knot's interactive Guest List Manager, couples can instantly take advantage of Evite's tools and send invitations, track RSVPs and communicate registry details to guests, all with the click of a mouse. Additional features allow other event planners, e.g. the maid of honor, to use this service to send invitations, manage RSVPs, or chat with partygoers. This tool also allows event planners to provide guests a direct link to the wedding couples' gift registry within the event invitation.

Also in June 2003, The Knot launched its groundbreaking editorial feature, The Knot Video Runway (www.theknot.com/videorunway), a new broadband application, which is the first subscription-based online resource of its kind. The Knot Video Runway gives fashion-obsessed brides in-action, 360-degree access to more than 60 prestigious wedding gown fashion shows from New York and Chicago's Bridal Fashion Weeks and provides an unprecedented preview of next season's more than 900 wedding gowns well before they arrive in salons.

CONFERENCE CALL AND WEBCAST
The Knot will host a conference call with investors at 4:30 p.m. ET today, August 13, 2003, to discuss its second quarter financial results. The conference call will be broadcast live over the Internet on the Investor Relations section of The Knot Web site at http://www.theknot.com/au_corpoverview.shtml. To access the webcast, participants should visit The Knot Web site at least 15 minutes prior to the conference call in order to download or install any necessary audio software. A replay of the webcast will also be archived on The Knot Web site approximately 2 hours after the conference call ends until [date, 2003].

ABOUT THE KNOT INC.
The Knot Inc. (OTCBB: KNOT; www.theknot.com; AOL keyword: weddings) is one of the world's leading wedding media and services companies, providing today's to-be-weds with comprehensive wedding planning information, interactive tools, and resources. Its award-winning website, TheKnot.com, is the leading online wedding destination and wedding content provider to America Online, MSN and Yahoo!.

The Knot also offers a diverse collection of wedding-planning print publications. The Knot produces a national publication, The Knot Magazine, and, through its subsidiary Weddingpages, Inc., publishes WEDDINGPAGES, regional wedding




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magazines in 18 U.S. markets. In addition, the Company publishes a wedding-planning book trilogy with Random House's Broadway Books and a gift book series with Chronicle Books. The Knot is based in New York and has several other offices across the country.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projection and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the seasonality of the wedding industry and (v) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.


IR Contact:
Heidi Davis
The Knot Inc.
212-219-8555 x. 1128
ir@theknot.com




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                                  The Knot Inc.
                           Consolidated Balance Sheets
                                 (in thousands)

                                                                    June 30,             December 31,
                                                                      2003                   2002
                                                                  (Unaudited)             (Audited)
                                                                  -----------------------------------
   Assets
   Current assets:
     Cash and cash equivalents                                       $ 10,431               $   9,306
     Restricted cash                                                      252                     252
     Accounts receivable, net                                           3,077                   4,791
     Inventories                                                        1,760                   1,292
     Deferred production and marketing costs                              658                     444
     Other current assets                                                 589                     556
                                                                  -----------------------------------
   Total current assets                                                16,767                  16,641

   Property and equipment, net                                          1,889                   1,948

   Intangible assets, net                                               8,784                   8,834
   Other assets                                                           331                     352
                                                                  -----------------------------------
   Total assets                                                      $ 27,771               $  27,775
                                                                  ===================================

   Liabilities and stockholders' equity
   Current liabilities:
     Accounts payable and accrued expenses                           $  5,462               $   5,113
     Deferred revenue                                                   4,901                   5,827
     Current portion of long-term debt                                     53                     138
                                                                  -----------------------------------
  Total current liabilities                                            10,416                  11,078
   Long term debt                                                         235                     235
   Other liabilities                                                      482                     445
                                                                  -----------------------------------
   Total liabilities                                                   11,133                  11,758

   Stockholders' equity:
     Common stock                                                         184                     184
     Additional paid-in-capital                                        64,398                  64,400
     Deferred compensation                                                 (8)                    (55)
     Accumulated deficit                                              (47,936)                (48,512)
                                                                  -----------------------------------
   Total stockholders' equity                                          16,638                  16,017
                                                                  -----------------------------------
   Total liabilities and stockholders' equity                        $ 27,771               $  27,775
                                                                  ===================================




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                                  The Knot Inc.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)



                                                       Three months ended                 Six months ended
                                                            June 30,                          June 30,
                                                  --------------------------------------------------------------
                                                     2003             2002             2003             2002
                                                  --------------------------------------------------------------
                                                  (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Net revenues:
Sponsorship and advertising                             2,912            1,440            5,771            2,753
Merchandise                                             5,022            4,227            8,799            7,288
Publishing and other                                    2,209            2,607            4,239            4,365
                                                  --------------------------------------------------------------
Total net revenues                                     10,143            8,274           18,809           14,406

Cost of revenues                                        3,303            2,932            6,234            5,325
                                                  --------------------------------------------------------------

Gross profit                                            6,840            5,342           12,575            9,081

Operating expenses:
Product and content development                         1,032              990            2,104            2,023
Sales and marketing                                     2,757            2,960            5,619            5,575
General and administrative                              2,026            1,941            3,765            3,979
Non cash compensation                                      12               39               32               93
Non cash sales and marketing                                -              163                -              327
Depreciation and amortization                             238              343              491              685
                                                  --------------------------------------------------------------
Total operating expenses                                6,065            6,436           12,011           12,682

Income (loss) from operations                             775          (1,094)              564          (3,601)

Interest and other income, net                             27               33               42               49
                                                  --------------------------------------------------------------

Income (loss) before income taxes                         802          (1,061)              606          (3,552)
                                                  --------------------------------------------------------------
Provision for income taxes                                 30                -               30                -
                                                  --------------------------------------------------------------
Net income (loss)                                         772          (1,061)              576          (3,552)
                                                  ==============================================================

Basic earnings (loss) per share                          0.04           (0.06)             0.03           (0.20)
                                                  ==============================================================
Diluted earnings (loss) per share                        0.04           (0.06)             0.03           (0.20)
                                                  ==============================================================

Weighted average number of common shares
  Basic                                            18,409,892       18,337,164       18,402,106       17,443,962
                                                  ==============================================================
  Diluted                                          19,783,362       18,337,164       19,354,868       17,443,962
                                                  ==============================================================